UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2012

DUNKIN’ BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-35258	20-4145825
(Commission File Number)	(IRS Employer Identification Number)

130 Royall Street

Canton, Massachusetts 02021

(Address of registrant’s principal executive office)

(781) 737-3000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers and Other Events.

Resignation of Directors

On June 22, 2012, Andrew Balson, Anita Balaji and Todd Abbrecht each resigned from the Board of Directors (the “Board”) of Dunkin’ Brands Group, Inc. (the “Company”), including from their respective memberships on the committees of the Board. The resignations were not the result of any disagreement with the Company on any matter.

Each of Mr. Balson, Ms. Balaji and Mr. Abbrecht was originally appointed to the Board pursuant to an investor agreement between the Company and each of Bain Capital Partners, LLC, The Carlyle Group and Thomas H. Lee Partners, L.P. (collectively, the “Sponsors”) entered into in 2006 and amended and restated in connection with the Company’s IPO in July 2011.

Given the reduced ownership level of each Sponsor since our IPO, the Sponsors and the Board agreed that it was in the best interests of the Company to reposition the Board and maintain one representative of each Sponsor on the Board rather than two.

The Board accepted the resignations of Mr. Abbrecht, Ms. Balaji and Mr. Balson and intends to reduce the size of the Board to 8 members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNKIN’ BRANDS GROUP, INC.

By:	/s/ Richard Emmett
Richard Emmett
Senior Vice President, General Counsel and Secretary

Date: June 27, 2012